          As filed with the Securities and Exchange Commission on August 8, 2000

                                                           Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                 RESONATE INC.
            (Exact name of Registrant as specified in its charter)

           Delaware                                    94-3228496
(State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                   Identification Number)

                             385 Moffet Park Drive
                          Sunnyvale, California 94089
                                (408) 548-5500
 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                         RESONATE INC. 1996 STOCK PLAN
                         RESONATE INC. 2000 STOCK PLAN
                RESONATE INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

                              -------------------
                               Kenneth Schroeder
                            Chief Executive Officer
                             385 Moffet Park Drive
                          Sunnyvale, California 94089
                                (408) 548-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                              -------------------
                                  Copies to:
                             Aaron J. Alter, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

                              -------------------
                        CALCULATION OF REGISTRATION FEE



                                                  Amount to be       Proposed Maximum       Proposed Maximum            Amount of
   Title of Securities to be Registered          Registered (1)     Offering Price Per     Aggregate Offering         Registration
                                                                         Share (2)              Price (2)                Fee (2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock,
$0.0001 par value issuable:
-----------------------------------------------------------------------------------------------------------------------------------
-Upon exercise of options under 1996 Stock Plan    3,986,858               (2)               $ 48,129,454            $12,706.18
-----------------------------------------------------------------------------------------------------------------------------------
-Upon exercise of options under 2000 Stock Plan    3,200,000         $ 40.1875               $128,600,000            $33,950.40
-----------------------------------------------------------------------------------------------------------------------------------
-Upon exercise of options under 2000 Employee      1,000,000         $ 40.1875               $ 40,187,500            $10,609.50
 Stock Purchase Plan
-----------------------------------------------------------------------------------------------------------------------------------
Total                                              8,186,858                                 $216,916,954            $57,266.08
-----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). With respect to 3,323,472 shares subject to outstanding options to purchase Common Stock under the 1996 Stock Plan described above, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $6.46 per share pursuant to Rule 457(h) under the Securities Act. With respect to 4,863,386 shares of Common Stock available for future grant under the 1996 Stock Plan, 2000 Stock Plan and 2000 Employee Stock Purchase Plan, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(c) under the Securities Act to be equal to the average between the high and low price reported in the Nasdaq National Market on August 7, 2000, which average was $40.1875 per share.

                              -------------------
--------------------------------------------------------------------------------

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

          1. The Registrant's Form S-1 (File No. 333-31730), filed with the Commission on March 3, 2000, as amended on July 10, 2000, July 24, 2000 and August 1, 2000.

          2. The Registrant's Prospectus, filed with the Commission on August 3, 2000, pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

          3. The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed with the Commission on July 25, 2000.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

          Article IX of the Registrant's Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

          Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Item 7.   Exemption from Registration Claimed.
          ------------------------------------

          Not applicable.

Item 8.   Exhibits.
          ---------


      Exhibit                            Document
       Number
-------------------    ---------------------------------------------------------
        4.1            1996 Stock Plan and form of agreement thereunder.
        4.2*           2000 Stock Plan and form of agreement thereunder.
        4.3*           2000 Employee Stock Purchase Plan and form of agreement
                       thereunder.
        5.1            Opinion of Wilson Sonsini Goodrich & Rosati with
                       respect to the securities being registered.
       23.1            Consent of Independent Auditors.
       23.3            Consent of Counsel (contained in Exhibit 5.1).
       24.1            Power of Attorney (See page II-5).
___________________

* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-31730), declared effective August 2, 2000.

Item 9.   Undertakings.
          -------------

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunnyvale, California on August 8, 2000.

                                    RESONATE INC.

                                    By:/s/ Kenneth Schroeder
                                       -------------------------------------
                                       Kenneth Schroeder
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kenneth Schroeder and Robert C. Hausmann and each of them acting individually, as his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments said Registration Statement.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



        Signature                              Title                                        Date
-------------------------       --------------------------------------          ----------------------------

/s/ Kenneth Schroeder           President, Chief Executive Officer and                 August 8, 2000
-------------------------       Director (Principal Executive Officer)
    Kenneth Schroeder

/s/ Robert C. Hausemann         Chief Financial Officer (Principal                     August 8, 2000
-------------------------       Financial and Accounting Officer)
    Robert C. Hausmann

/s/ Gordon A. Campbell          Vice Chairman of the Board and Director                August 8, 2000
-------------------------
    Gordon A. Campbell

/s/ Christopher C. Marino       Director                                               August 8, 2000
-------------------------
    Christopher C. Marino

/s/ I. Robert Greene            Director                                               August 8, 2000
-------------------------
    I. Robert Greene

                                Director
-------------------------
 Robert J. Finocchio, Jr.

                                Director
-------------------------
    Russell Siegelman

/s/ John S. McFarlane           Director                                               August 8, 2000
-------------------------
    John S. McFarlane

                               INDEX TO EXHIBITS

                                 EXHIBIT INDEX


   Exhibit                             Document
    Number
--------------   ---------------------------------------------------------------
     4.1         1996 Stock Plan and form of agreement thereunder.
     4.2*        2000 Stock Plan and form of agreement thereunder.
     4.3*        2000 Employee Stock Purchase Plan and form of agreement
                 thereunder.
     5.1         Opinion of Wilson Sonsini Goodrich & Rosati with respect to the securities being registered.
    23.1         Consent of Independent Auditors.
    23.3         Consent of Counsel (contained in Exhibit 5.1).
    24.1         Power of Attorney (See page II-5).
______________
* Previously filed as an exhibit to Registrant's Registration Statement on Form S-1 (File No. 333-31730), declared effective August 2, 2000.